As filed with the Securities and Exchange Commission on June 15, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement
under
The Securities Act of 1933

CBOE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5446972 (I.R.S. employer identification no.)

c/o Chicago Board Options Exchange, Incorporated

400 South LaSalle Street
Chicago, Illinois 60605
(Address of principal executive offices, including zip code)

CBOE Holdings, Inc. Long-Term Incentive Plan

(Full title of the plan)

Joanne Moffic-Silver
Executive Vice President and General Counsel

Chicago Board Options Exchange, Incorporated
400 South LaSalle Street
Chicago, Illinois 60605
(Name and address of agent for service)

(312) 786-7462
(Telephone number, including area code, of agent for service)

With a copy to:

David S. McCarthy

Richard T. Miller
Schiff Hardin LLP
233 South Wacker Drive
66th Floor
Chicago, Illinois 60606
(312) 258-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Unrestricted Common Stock, par value $0.01 per share	2,489,039(1)	$29.00(2)	$72,182,131(2)	$5,147(2)

(1)                                Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Unrestricted Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant’s outstanding shares of Unrestricted Common Stock.

(2)                                Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act.  Fee is based on the initial public offering price of the Registrant’s Unrestricted Common Stock as set forth in the Registrant’s Prospectus filed with the Securities and Exchange Commission on June 15, 2010 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed by CBOE Holdings, Inc. (the “Registrant”) are incorporated herein by reference:

(a)                                 The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 on June 15, 2010 relating to the Company’s Registration Statement on Form S-1 (File No. 333-165393); and

(b)                                 The description of the Registrant’s Unrestricted Common Stock contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-165393), as incorporated by reference in the Company’s Registration Statement on Form 8-A filed on June 11, 2010 (and any amendment or report filed for the purpose of updating such description).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Pursuant to Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent a present or former director or officer is successful in the defense of such an action, suit or proceeding referenced above, or in defense of any claim, issue or matter therein, a corporation is required by the DGCL to indemnify such person for actual and reasonable expenses incurred in connection therewith. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon, in the case of a current officer or director, receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its bylaws, disinterested directors’ vote, stockholders’ vote and agreement or otherwise.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitations on liability for its directors.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. The Registrant currently maintains liability insurance for its directors and officers. Such insurance is available to its directors and officers in accordance with its terms.

The Registrant’s amended and restated certificate of incorporation requires the Registrant to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a ‘‘covered person’’) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a ‘‘proceeding’’) by reason of the fact that he or she is or was a director, officer or member of a committee of the Registrant, or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a proceeding. Notwithstanding the foregoing, the Registrant shall be required to indemnify a covered person by this indemnity in connection with a proceeding (or part thereof) commenced by such covered person only if the commencement of such proceeding (or part thereof) by such covered person was authorized in the specific case by the board of directors of the Registrant.

In addition, under the Registrant’s amended and restated certificate of incorporation, the Registrant shall pay the expenses (including attorneys’ fees) incurred by a covered person in defending a proceeding in advance of the final disposition of such proceeding; provided, however, that the Registrant shall not be required to advance any expenses to a person against whom the Registrant directly brings an action, suit or proceeding alleging that such person (1) committed an act or omission not in good faith or (2) committed an act of intentional misconduct or a knowing violation of law. Additionally, an advancement of expenses incurred by a covered person shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such covered person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal or otherwise in accordance with Delaware law that such covered person is not entitled to be indemnified for such expenses.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the full text of the Registrant’s amended and restated certificate of incorporation, which is filed as Exhibit 4.1 hereto.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement hereof.

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 15th day of June, 2010.

CBOE HOLDINGS, INC. (Registrant)

By:	/s/ William J. Brodsky
William J. Brodsky
Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William J. Brodsky as attorney-in-fact and agent, with full power of substitution and re-substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William J. Brodsky	Chairman, Chief Executive Officer (Principal Executive Officer) and Director	June 15, 2010
William J. Brodsky

/s/ Alan J. Dean	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 15, 2010
Alan J. Dean

/s/ David S. Reynolds	Chief Accounting Officer (Principal Accounting Officer)	June 15, 2010
David S. Reynolds

/s/ Robert J. Birnbaum	Director	June 15, 2010
Robert J. Birnbaum

/s/ James R. Boris	Director	June 15, 2010
James R. Boris

/s/ Mark F. Duffy	Director	June 15, 2010
Mark F. Duffy

SIGNATURE	TITLE	DATE

/s/ David A. Fisher	Director	June 15, 2010
David A. Fisher

/s/ Janet P. Froetscher	Director	June 15, 2010
Janet P. Froetscher

/s/ Bradley G. Griffith	Director	June 15, 2010
Bradley G. Griffith

/s/ Paul Kepes	Director	June 15, 2010
Paul Kepes

/s/ Stuart J. Kipnes	Director	June 15, 2010
Stuart J. Kipnes

/s/ Duane R. Kullberg	Director	June 15, 2010
Duane R. Kullberg

/s/ Benjamin R. Londergan	Director	June 15, 2010
Benjamin R. Londergan

/s/ R. Eden Martin	Director	June 15, 2010
R. Eden Martin

/s/ Roderick A. Palmore	Director	June 15, 2010
Roderick A. Palmore

/s/ Susan M. Phillips	Director	June 15, 2010
Susan M. Phillips

/s/ William R. Power	Director	June 15, 2010
William R. Power

/s/ Samuel K. Skinner	Director	June 15, 2010
Samuel K. Skinner

/s/ Carole E. Stone	Director	June 15, 2010
Carole E. Stone

/s/ Howard L. Stone	Director	June 15, 2010
Howard L. Stone

/s/ Eugene S. Sunshine	Director	June 15, 2010
Eugene S. Sunshine

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1

Amended and Restated Certificate of Incorporation of CBOE Holdings, Inc. (incorporated by reference to Annex C to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant).

4.2	Amended and Restated Bylaws of CBOE Holdings, Inc. (incorporated by reference to Annex D to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant).

4.3

Amended and Restated CBOE Holdings, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 (Registration No. 333-165393) of the Registrant).

5	Opinion of Schiff Hardin LLP.

23.1	Consent of Deloitte & Touche, LLP.

23.2	Consent of Schiff Hardin LLP (contained in the Opinion filed as Exhibit 5).

24	Power of Attorney (set forth on the signature page).